Exhibit 10.41(c)

CONTINUING GUARANTY

This CONTINUING GUARANTY, is effective as of December 21, 2005, was executed on April 21, 2006, and is made by SPANSION INC., a Delaware corporation (“Guarantor”), in favor of BANK OF AMERICA, N.A., as agent (“Agent”) for the Lenders, in light of the following:

R E C I T A L S

WHEREAS, Spansion LLC, a Delaware limited liability company (“Borrower”), has entered into that certain Credit Agreement, dated as of even date herewith (as amended and modified, supplemented and restated, from time to time, the “Credit Agreement”) with Agent and the financial institutions signatory thereto (collectively, the “Lenders”);

WHEREAS, Guarantor was formed as part of the Approved Restructuring and, as of the date of this Guaranty, owns or controls directly and indirectly 100% of the membership interests in Borrower;

WHEREAS, after the completion of the Approved Restructuring, Guarantor will own 100% of the shares of Borrowers’ successor by merger and such successor by merger will become Borrower by operation of law;

WHEREAS, as an Affiliate of Borrower, Guarantor, will derive substantial, direct and indirect benefit from the transactions contemplated by the Credit Agreement; and

WHEREAS, as a condition to Agent and the Lenders extending certain financial accommodations to Borrower pursuant to the Credit Agreement, Agent and the Lenders have required that Guarantor guarantee the Guaranteed Obligations (as defined below).

FOR GOOD AND VALUABLE CONSIDERATION, Guarantor irrevocably and unconditionally undertakes and agrees as follows:

A G R E E M E N T

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. All initially capitalized terms used but not defined in this Guaranty shall have the meanings set forth in the Credit Agreement. In addition, the following terms shall have the following meanings:

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Sections 101 et seq.), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

“Borrower” has the meaning set forth in the recitals hereto, and includes all successors-in-interest of such corporation by operation of law or otherwise, including any “Trustee” (as defined in the Bankruptcy Code) or debtor-in-possession, and any successor-in-interest arising out of any merger or reorganization involving such corporation.

“Credit Agreement” has the meaning set forth in the recitals hereto.

“Guaranteed Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and Obligations owing by Borrower to Agent and the Lenders, arising under or relating to the Credit Agreement or any other Loan Document, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, reimbursement obligations relating to Letters of Credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those debts of Borrower arising under or related to the Credit Agreement or any other Loan Document acquired by assignment from others, and any participation by Agent or any Lender in Borrower’s debts arising under or related to the Credit Agreement or any other Loan Document), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest (including interest that, but for the filing of a petition under the Bankruptcy Code with respect to Borrower, would have accrued on any such obligations, indebtedness, or liabilities), charges, reasonable expenses, fees, attorneys’ and paralegals’ fees and disbursements (including the reasonable estimate of the allocable cost of in-house counsel and staff), filing fees and any other sums chargeable to Borrower under the Credit Agreement or under another Loan Document, whether made, incurred, or created before or after any entry of order for relief with respect to Borrower in a case under the Bankruptcy Code and whether recovery is or hereafter becomes barred by any statue of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Agent or the Lenders.

“Guarantor” has the meaning set forth in the introduction hereto.

“Guaranty” means this Continuing Guaranty, any concurrent or subsequent exhibits or schedules hereto, and any extensions, supplements, amendments, or modifications to or in connection with this Continuing Guaranty, or to any such schedules or exhibits.

“Lenders” has the meaning set forth in the introduction hereto.

1.2 Construction. Unless the context of this Guaranty clearly requires otherwise: (a) references to the plural include the singular and references to the singular include the plural; (b) references to any gender include the other gender; (c) the terms “include” and “including” are not limiting; and (d) the term “or” has the inclusive meaning represented by the phrase “and/or.” The terms “hereof,” “herein,” “hereby,” and “hereunder,” and other similar terms in this Guaranty, refer to this Guaranty as a whole and not to any particular provision of this Guaranty. References in this Guaranty to any “determination,” or any matter being “determined,” by Agent or the Lenders include good faith estimates (in the case of quantitative determinations), and good faith beliefs (in the case of qualitative determinations) by Agent or the Lenders and mean that any such determination so made shall be conclusive absent manifest error. Unless otherwise specified, section and subsection references are to this Guaranty. Any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof. Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

2. GUARANTY BY GUARANTOR.

2.1 Promise to Pay. Guarantor unconditionally and irrevocably guarantees to Agent for the ratable benefit of the Lenders the payment of the Guaranteed Obligations when and as the same shall become due and payable (whether at stipulated date of maturity or any accelerated or earlier date). It is Guarantor’s intent that this Guaranty is a guaranty of payment and not a guaranty of collection. If Borrower fails to pay any Guaranteed Obligation on or before the date when due (whether at the stipulated date of maturity or any accelerated or earlier date), Guarantor shall unconditionally and immediately make such payment upon written demand therefor by Agent.

2.2 Cumulative Obligations. The obligations of Guarantor hereunder are in addition to any other obligations of Guarantor under any other guaranties of the Guaranteed Obligations or other obligations of Borrower or any other Person at any time given to Agent. This Guaranty shall not affect or invalidate any such other guaranties.

2.3 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in full force and effect notwithstanding the fact that, at any particular time, no Guaranteed Obligations may be outstanding. This Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part.

2.4 Joint and Several Obligation; Independent Obligation. Each Guarantor is directly, jointly and severally with each other and with all other guarantors of the Guaranteed Obligations or any portion thereof, liable to Agent for the ratable benefit of the Lenders. The obligations of each Guarantor hereunder are direct and primary and are independent of the obligations of Borrower or any other such Guarantor, and a separate action may be brought against each Guarantor irrespective of whether an action is brought against Borrower or any other such other Guarantor or whether Borrower or any such other Guarantor is joined in such action. Each Guarantor’s liability hereunder shall not be contingent upon the exercise or enforcement by Agent or any Lender of any remedies it may have against Borrower or any other Guarantor or the enforcement of any Lien or realization upon any security Agent or any Lender may at any time possess. Any release which may be given by Agent or any Lender to Borrower or any other guarantor shall not release any Guarantor. Each Guarantor acknowledges that Agent and the Lenders shall have the right to seek recourse against each Guarantor to the fullest extent provided for herein and no election by Agent or any Lender to proceed in one form of action or proceeding, or against any party or on any obligation, shall constitute a waiver of Agent or any Lender’s right to proceed in any other form of action or proceeding or against other parties unless the has expressly waived such right in writing.

3. PAYMENTS.

3.1 Nature and Application of Payments. Guarantor shall make all payments hereunder in immediately available lawful money of the United States, without deduction or withholding (whether for taxes (whether income, excise, or otherwise) or offset). Without regard to the form in which received, Agent may apply any payment with respect to the Guaranteed Obligations or any other amounts due hereunder in such order as is provided for in Section 3.8 of the Credit Agreement, irrespective of any contrary instructions received from any other Person.

3.2 Revival. In the event that, for any reason, all or any portion of any payment to Agent is set aside or restored, including, but not limited to, payments subject to a right of any Person whomsoever, including Borrower, Borrower as debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Borrower’s assets to invalidate or set aside such payments, to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential, whether voluntarily or involuntarily, and repaid by Agent for any reason after being made by Guarantor, the amount so set aside shall be revived as a Guaranteed Obligation and Guarantor shall be liable for the full amount Agent is required to repay plus all costs and expenses (including attorneys’ fees, costs, and expenses) incurred by them in connection therewith.

4. REPRESENTATIONS AND WARRANTIES OF GUARANTOR.

Guarantor represents and warrants as follows:

4.1 Corporate Existence and Power. Guarantor: (a) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; and (b) has the power and authority and all governmental licenses, authorizations, consents, and approvals to execute, deliver, and perform Guarantor’s obligations under this Guaranty.

4.2 Authorization; No Contravention; No Default. The execution, delivery, and performance by Guarantor of this Guaranty has been duly authorized by all necessary corporate action by Guarantor, and do not and will not: (a) contravene the terms of Guarantor’s organization documents; (b) conflict with or result in any breach or contravention of any material contractual obligation to which Guarantor is a party or any order, injunction, writ, or decree of any governmental authority to which Guarantor or Guarantor’s properties are subject; or (c) violate any law, rule, or regulation of any governmental authority.

4.3 Binding Effect. This Guaranty constitutes the legal, valid, and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.4 Litigation. As of the date hereof, there are no actions, suits, proceedings, claims, or disputes pending, or, to the best knowledge of Guarantor, threatened or contemplated in writing, at law, in equity, in arbitration, or before any governmental authority, against Guarantor or any of Guarantor’s properties which purport to affect or pertain to this Guaranty and any of the other Loan Documents, or any of the transactions contemplated hereby or thereby.

4.5 No Action Required. No consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing, or declaration with any governmental authority or any other Person, is or will be required for: (a) the execution, delivery, or performance by Guarantor of this Guaranty; or (b) the exercise by Agent or any Lender of any of its rights and remedies provided for herein or therein, in each case other than those which have been duly obtained, made, or complied with, except where the failure to do so would not reasonably be expected to have a Material Advance Effect.

4.6 Reliance by Guarantor; Financial Condition of Borrower. This Guaranty is not made by Guarantor in reliance on any representation or warranty, express or implied, by Agent or any Lender concerning the financial condition of Borrower, the nature, value, or extent of any security for the Guaranteed Obligations, or any other matter. Guarantor is presently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor has read and reviewed each of the Loan Documents and understands the terms and conditions thereof.

4.7 Accuracy and Completeness of Supplied Information; Full Disclosure. All information herein is, and all written information hereafter supplied to Agent and the Lenders by or on behalf of Guarantor in connection herewith will be, when taken as a whole with all other written information furnished to Agent and the Lenders by or on behalf of the Guarantor, the Borrower, and any other obligors, if any, on any part of the Guaranteed Obligations, accurate and complete in all material respects. None of the representations or warranties made by Guarantor herein as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of Guarantor in writing in connection with any of the Loan Documents, when taken as a whole with all other written information furnished to Agent and the Lenders by or on behalf of the Guarantor, the Borrower, and any other obligors, if any, on any part of the Guaranteed Obligations, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made herein or therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

4.8 Adequate Consideration. The consideration given or provided, or to be given or provided, by Agent and the Lenders in connection with this Guaranty is adequate and satisfactory in all respects, and represents reasonably equivalent value, to support this Guaranty and Guarantor’s obligations hereunder.

5. ACKNOWLEDGMENTS AND AGREEMENTS OF GUARANTOR.

5.1 Modifications to Credit Documents and Guaranteed Obligations. Guarantor acknowledges and agrees that, without notice to Guarantor and without affecting or impairing the obligations of Guarantor hereunder, in accordance with the terms of the Credit Agreement, may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Loan Documents or otherwise with respect to the Guaranteed Obligations or may grant other indulgences to Borrower in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Documents or otherwise with respect to the Guaranteed Obligations, or may, by action or inaction, release or substitute any guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations, or any portion thereof.

5.2 Agent as Guarantor’s Attorney-in-Fact. Guarantor irrevocably appoints the Agent as Guarantor’s attorney-in-fact, with full authority in the place and stead and name of Guarantor, from time to time at Agent’s discretion but only following the occurrence and during the continuation of a default of any provision hereunder, to take any action and to execute any instrument which Agent may, in accordance with the provisions of this Guaranty, require as necessary or advisable to accomplish the purposes of this Guaranty.

5.3 Subordination. Guarantor agrees that following the occurrence and during the continuation of an Event of Default, any and all present and future indebtedness of Borrower owing to Guarantor shall be postponed in favor of and subordinated to the payment in full, in cash, of the Guaranteed Obligations. In this regard, following the occurrence and during the continuation of an Event of Default, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been paid in full, and any payment received by Guarantor in respect of such indebtedness shall be held by Guarantor as trustee for Agent for the ratable benefit of the Lenders, and promptly paid over to Agent for the ratable benefit of the Lenders on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Upon request by Agent, any notes or other instruments now or hereafter evidencing such indebtedness of Borrower to Guarantor, and any security therefor, shall be marked with a legend that the same are subject to this Guaranty or shall be delivered to Agent for safekeeping.

6. CERTAIN WAIVERS BY GUARANTOR.

GUARANTOR MAKES THE FOLLOWING WAIVERS WITH FULL KNOWLEDGE AND UNDERSTANDING THAT WERE SUCH WAIVERS NOT MADE, GUARANTOR MIGHT BE ABLE TO AVOID OR LIMIT GUARANTOR’S LIABILITY HEREUNDER EITHER IN WHOLE OR IN PART.

6.1 Notices. Guarantor absolutely, unconditionally, knowingly, and expressly waives: (a) notice of the acceptance by Agent and the Lenders of this Guaranty; (b) notice of any loans or other financial accommodations consisting of Guaranteed Obligations; (c) notice of the amount of the Guaranteed Obligations, subject, however, to Guarantor’s right to make inquiry, at any reasonable time, of Agent and the Lenders to ascertain the amount of the Guaranteed Obligations owing to Agent and the Lenders; (d) notice of any adverse change in the financial condition of Borrower, of any change in value, or the release, of any Collateral, or of any other fact that might increase Guarantor’s risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instrument; (f) notice of any default; and (g) all other notices (except if such notice is to be given to Guarantor under the express terms of this Guaranty or any of the other Loan Documents to which Guarantor is a party, or the Credit Agreement) and demands to which Guarantor might otherwise be entitled.

6.2 Termination; Reinstatement. This Guaranty shall remain in full force and effect until Agent is given written notice of Guarantor’s intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Guaranteed Obligations. No such notice shall be effective unless received and acknowledged by an officer of Agent at the address of Agent for notices set forth in Section 7.8. No such notice shall affect any rights of the Lender hereunder, including without limitation the rights set forth in Section 5 and Section 6, with respect to any Guaranteed Obligations incurred or accrued prior to the receipt of such notice or any Guaranteed Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt, and all checks, drafts, notes, instruments (negotiable or otherwise) and writings made by or for the account of the Borrower and drawn on Agent or any of its agents purporting to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by Agent after that date, shall form part of the Guaranteed Obligations. This Guaranty shall continue to be effective or be reinstated if any payments made or value received by Agent for the ratable benefit of the Lenders with respect to any Guaranteed Obligation is rescinded as set forth in Section 3.2.

6.3 Defenses of Borrower. Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and paid) of Borrower or by reason of the cessation from any cause whatsoever (including any act or failure to act by Borrower, Agent or any Lender) of the liability of Borrower in respect thereof, including any such defense or cessation of liability arising from or as a result of: (a) any lack of power or authority of Borrower or any person acting or purporting to act on Borrower’s behalf; or (b) any claim of fraudulent transfer or preference.

6.4 Suretyship and Certain Other Rights and Defenses of Guarantor. Guarantor absolutely, unconditionally, knowingly, and expressly waives:

(a) any right to assert against Agent or any Lender any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other Person liable to Agent or any Lender;

(b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any of the Guaranteed Obligations or any security therefor, or from any failure of Agent or any Lender to act in a commercially reasonable manner;

(c) any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Agent or any Lender (including a nonjudicial foreclosure sale of any real property collateral which destroys, diminishes, or otherwise adversely affects Guarantor’s rights of subrogation, reimbursement, indemnity, or contribution or other rights against Borrower or any other Person), including any defense based upon an election of remedies by Agent or any Lender under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction; or (ii) any election by Agent or any Lender under Bankruptcy Code Section 1111(b) to limit the amount of or collateral securing its claim against Borrower. Pursuant to California Civil Code Section 2856(b):

“Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

“Guarantor waives all rights and defenses that Guarantor may have because Borrower’s Obligations are secured by real property. This means, among other things:

“(1) Agent or any Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.

“(2) If Agent or any Lender forecloses on any real property collateral pledged by Borrower:

(A) The amount of the Guaranteed Obligation may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B) Agent or any Lender may collect from Guarantor even if Agent or such Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

“This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 590d, or 726 of the California Code of Civil Procedure.”

In making these waivers, Guarantor specifically acknowledges that it understands and is aware that, under Sections 580b and 580d of the California Code of Civil Procedure, if Agent or the Lenders conducted a nonjudicial foreclosure sale of real property collateral, absent these waivers: (A) Agent and the Lenders would lose the right to pursue the Borrower for any deficiency that might remain following such sale; (B) if Guarantor were to pay such deficiency following such sale, Guarantor would be precluded from pursuing the Borrower for reimbursement; and (C) as a result, Agent and the Lenders might be prevented from pursuing Guarantor for such deficiency following such sale;

(d) the benefit of any statue of limitations affecting Guarantor’s liability hereunder (or the enforcement thereof) and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor’s liability hereunder;

(e) any defense based on any alteration, impairment, or release of the Guaranteed Obligations or any security therefor, irrespective of whether resulting from any act or failure to act by Agent or any Lender;

(f) any right to require Agent or any Lender: (i) to institute suit or otherwise proceed against Borrower or any other Person; or (ii) to exhaust any rights and remedies which the Lender may have against Borrower or any other Person; and

(g) any other defense (other than indefeasible payment in full) available to Borrower or Guarantor under applicable law.

6.5 Marshaling. Guarantor absolutely, unconditionally, knowingly, and expressly waives any rights it has to require Agent or any Lender to marshal, foreclose upon, sell, or otherwise realize upon or collect or apply any particular part of any other assets securing any of the Guaranteed Obligations (including any rights arising by virtue of Sections 2899 and 3433 of the California Civil Code).

6.6 Claims Against Borrower And Others. To the extent of any claim of preference liability with respect to any Collateral upon which Agent or any Lender acquires a Lien within a year preceding the filing of a petition in bankruptcy under the Bankruptcy Code with respect to Borrower, Guarantor absolutely, unconditionally, knowingly, and expressly waives; and in all other cases, until such time as the Guaranteed Obligations have been fully, finally, and indefeasibly paid in full, in cash, Guarantor postpones: (a) any right of subrogation, indemnity, or contribution Guarantor has or may have as against Borrower or any other Person with respect to any of the Guaranteed Obligations; (b) any right to proceed against Borrower or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent) with respect to any of the Guaranteed Obligations; and (c) any right to proceed or to seek recourse against or with respect to any assets of Borrower or any other Person with respect to any of the Guaranteed Obligations. Guarantor specifically acknowledges and agrees that, in light of the waivers contained in this subsection, Guarantor shall not be a “creditor” (as that term is defined in the Bankruptcy Code or otherwise) of Borrower or any other Person (whether for purposes of application of Sections 547 or 550 of the Bankruptcy Code or otherwise) with respect to any of the Guaranteed Obligations.

6.7 Certain Additional Statutory Rights. Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor absolutely, unconditionally, knowingly, and expressly waives any and all benefits or defenses, if any, arising directly or indirectly under any one or more of Sections 2792, 2793, 2799, 2806, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2838, 2839, 2845, 2848, 2849, 2850 and 2855 of the California Civil Code, Sections 580a, 580b, 580c, 580d, and 726 of the California Code of Civil Procedure, and Sections 3116, 3118, 3119, 3419, and 3605 of the California Uniform Commercial Code. Notwithstanding anything contained herein, such waivers by Guarantor with respect to Sections 2847, 2848, and 2849 of the California Civil Code shall only be effective until all obligations of Agent and the Lenders to extend credit to Borrower have terminated and until all of the Obligations under the Credit Agreement have been fully, finally and indefeasibly paid.

7. GENERAL PROVISIONS.

7.1 Cumulative Remedies. The enumeration herein of Agent and the Lenders ‘ rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that Agent or any Lender may have under the Loan Documents, the California Uniform Commercial Code or other applicable law. Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised by Agent or any Lender and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

7.2 No Implied Waivers. No failure by Agent or any Lender to exercise any right, remedy, or option under this Guaranty or any Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent and the Lenders’ rights thereafter to require strict performance by the Guarantor of any provision of this Guaranty. Agent and the Lenders may proceed directly to collect the Guaranteed Obligations without any prior recourse to any Collateral therefor. Agent and the Lenders’ rights under this Guaranty will be cumulative and not exclusive of any other right or remedy which Agent and the Lenders may have.

7.3 Severability. The illegality or unenforceability of any provision of this Guaranty or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement required hereunder.

7.4 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) THIS GUARANTY SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO AND THERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM

NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION AGENT AND THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE GUARANTEED OBLIGATIONS AND (2) GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO The GUARANTOR AT ITS ADDRESS SET FORTH IN SECTION 7.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

(d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE GUARANTOR AND AGENT AND THE LENDERS, ARISING OUT OF OR RELATING TO THIS GUARANTY INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF EITHER PARTY BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this GUARANTY, and under the Commercial Rules of the American Arbitration Association (“AAA”). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e) Notwithstanding the provisions of (d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation which is secured by real property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 7.4(f).

(f) At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Section 7.4(d) and (e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in

AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

(g) No provision of Sections (d) through (g) shall limit the right of Agent or any Lender to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Agent or any Lender’s option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

7.5 WAIVER OF JURY TRIAL. SUBJECT TO THE PROVISIONS OF SECTION 7.4(d) AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY LENDER-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE GUARANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

7.6 Survival of Representations and Warranties. All of Guarantor’s representations, and warranties contained in this Guaranty shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Lender or any of their agents.

7.7 Fees and Expenses. Guarantor shall pay to Agent on demand all reasonable costs and expenses (without duplication of costs and expenses paid by Borrower or other obligor of the Guaranteed Obligations) that Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Guaranty and the other Loan Documents to which Guarantor is a party, including, without limitation: (a) Agent’s attorneys’ and paralegals’ fees and disbursements (including the reasonable estimate of the allocable cost of in-house counsel and staff); (b) costs and expense (including Agent’s attorneys’ and paralegals’ fees and disbursements (including the reasonable estimate of the allocable cost of in-house counsel and staff)) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Guaranty and the transactions contemplated thereby; and (c) costs and expenses (including Agent’s attorneys’ and paralegals’ fees and disbursements (including the reasonable estimate of the allocable cost of in-house counsel and staff)) paid or incurred to obtain payment of the Guaranteed Obligations and otherwise enforce the provisions of this Guaranty, or to defend any claims made or threatened against Agent arising out of the transactions contemplated hereby (including without limitation, preparations for the consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Guarantor.

7.8 Notices. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing (including facsimile communication), shall be delivered personally against receipt, transmitted by facsimile, sent by recognized overnight courier service, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

If to the Lender:	BANK OF AMERICA, N.A.
55 South Lake Avenue, Suite 900
Pasadena, California 91101
Attention: Business Capital
Account Executive
Facsimile: 626.397.1273

If to Guarantor:	SPANSION INC.
One AMD Place
Sunnyvale, California 94088
Attention: General Counsel
Facsimile: 408.774.7002

or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by facsimile or overnight courier, or three (3) days after being deposited in the United States mails, postage paid, if sent by registered or certified mail.

7.9 Waiver of Notices. No notice to or demand on Guarantor which Agent may elect to give shall entitle Guarantor to any or further notice or demand in the same, similar or other circumstances.

7.10 Binding Effect; Assignment. This Guaranty shall be binding upon Guarantor’s successors and assigns and shall inure to the benefit of the successors and assigns of Agent; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Agent’s prior written consent. Any assignment without the consent of the Agent shall be absolutely void. In the event of any assignment or other transfer of rights by the Agent, the rights and benefits herein conferred upon the assignor/transferor shall automatically extend to and be vested in such assignee or other transferee.

7.11 Ambiguities. To the extent permitted by applicable law, neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Guarantor or Agent, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by each of Guarantor, Agent and their respective counsel. To the extent permitted by applicable law, in case of any ambiguity or uncertainty, this Guaranty shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

7.12 Modification. This Guaranty is intended by Guarantor and Agent to be the final, complete, and exclusive expression of the agreement between them. This Guaranty supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release or amendment of any provision of this Guaranty shall be made, except by a written agreement signed by Guarantor and Agent.

7.13 Captions. The captions contained in this Guaranty are for convenience only, are without substantive meaning and should not be construed to modify, enlarge or restrict any provision.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed by Guarantor’s duly authorized officers on April 21, 2006.

Guarantor:

SPANSION INC., a Delaware corporation

By	/s/ Dario Sacomani
Name:	Dario Sacomani
Title:	Executive Vice President and Chief Financial Officer

NOTICE: THIS GUARANTY CONTAINS WAIVERS OF VARIOUS RIGHTS, BENEFITS, AND DEFENSES WHICH THE PARTY EXECUTING THIS GUARANTY POSSESSES. THESE RIGHTS, BENEFITS, AND DEFENSES, IF NOT SO WAIVED, MIGHT OTHERWISE ALLOW THE PARTY EXECUTING THIS GUARANTY TO AVOID OR LIMIT SUCH PARTY’S LIABILITY UNDER THIS GUARANTY EITHER IN WHOLE OR IN PART. THIS GUARANTY ALSO CONTAINS A WAIVER BY THE PARTY EXECUTING THIS GUARANTY OF SUCH PARTY’S RIGHT TO TRIAL BY JURY.

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